EXECUTION COPY



                           360 COMMUNICATIONS COMPANY

                    $100,000,000 6.65% Senior Notes Due 2008


                             Underwriting Agreement


                                                              New York, New York
                                                                 January 8, 1998

Salomon Brothers Inc
J.P. Morgan Securities Inc.
Lazard Freres & Co. LLC
c/o Salomon Brothers Inc
Seven World Trade Center
New York, NY 10048


Ladies and Gentlemen:

                  360 Communications Company, a Delaware corporation (the "Company"), proposes to sell severally to each of the underwriters named in
Schedule I hereto (the "Underwriters") $100,000,000 in aggregate principal amount of the Company's 6.65% Senior Notes Due 2008 (the "Securities"). The Company proposes to issue the Securities under an Indenture (the "Indenture") dated as of March 1, 1997 between the Company and Citibank, N.A., as Trustee (the "Trustee").

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-21331) on such Form, including a basic prospectus, for the registration under the Act of the offering and sale of the Company's debt securities (the "Debt Securities") and/or warrants to purchase Debt



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                                                                               2

         Securities, including the Securities. The Company may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The Company will next file with the Commission pursuant to the applicable paragraph of Rule 424(b) a final prospectus supplement to the Basic Prospectus relating to the Securities and the offering thereof. Except to the extent the Underwriters shall agree in writing to a modification, such final prospectus supplement shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the respective rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the



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                                                                               3

         Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                  (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registra tion Statement and any post-effective amendment or amendments thereto became or become effective. "Execu tion Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) of this Section 1 contained in the Registration Statement at the Effective Date. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the
         Basic Prospectus which describes the Securities and the proposed offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. "Registration Statement" shall mean the registration statement referred to in the first sentence of paragraph (a) of this Section 1, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as



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                                                                               4

         hereinafter defined), shall also mean such registration statement as so amended. "Rule 424(b)" and "Regulation S- K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto at a purchase price of 99.335% of the principal amount of the Securities, plus accrued interest on the Securities from January 13, 1998, to the Closing Date.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on January 13, 1998, or such later date (not later than January 20, 1998) as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made on the instructions of the Underwriters for the respective accounts of the several



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                                                                               5

Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company in immediately available funds. Delivery of, and payment for, the Securities shall be made through the facilities of the Depository Trust Company.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

                  5.   Agreements.   The   Company   agrees   with  the  several
Underwriters that:

                  (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus without your prior consent, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, (i) the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Underwriters of such timely filing and (ii) the Company will use its best reasonable efforts to cause any amendment to the Registration Statement to become effective. The Company will promptly advise the Underwriters (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to the applicable paragraph of Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for



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                                                                               6

         sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Pro spectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply, in all material respects, with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly will notify the Underwriters and prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which is reasonably necessary to correct such statement or omission or effect such compliance.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing



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                                                                               7

         or other production of all documents relating to the offering.

                  (e) The Company will cooperate with you and your counsel in connection with obtaining the qualification of the Securities for sale under the laws of such jurisdictions in the United States as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified but for the requirements of this Section 5(e), to subject itself to taxation in any such jurisdiction to which it shall not then be so subject or to consent to general service of process in any such jurisdiction to which it shall not than be so subject.

                  (f) The Company will not, for a period of 30 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of) directly or indirectly, or announce the offering of, any Debt Securities (other than the Securities) and having a maturity of more than one year from the date of issue.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Final Prospectus, and any supplement thereto, will be filed in the manner and within the time period required by Rule 424(b); and no stop order



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                                                                               8

         suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the Underwriters the opinion of Kevin C. Gallagher, General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company and the subsidiaries named in
                  Schedule II hereto (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and each of the limited partnerships named in Schedule III hereto (individually a "Limited Partnership" and collectively the "Limited Partnerships") has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction in which it is organized;

                           (ii) The Securities  conform in all material respects
                  to the description thereof contained in the Final Prospectus;

                           (iii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable



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                                                                               9

                  against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is considered a proceeding in equity or at law)); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is considered a proceeding in equity or at law));

                           (iv) to the best knowledge of such counsel,  there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or Limited Partnerships of a character required to be disclosed in the Registration Statement and the Final Prospectus which is not disclosed in all material respects in the Registration Statement and the Final Prospectus and the statements included or incorporated in the Registration Statement and the Final Prospectus describing any legal proceedings relating to the Company fairly summarize such matters;

                           (v) the  Registration  Statement has become effective
                  under the Act; to the best knowledge of



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                                                                              10

                  such counsel, no stop order suspending the effec tiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration State ment at the Effective Date, and the Final Pro spectus, at the time it was filed with the Commission pursuant to Rule 424(b) (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion), complied] as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; and the documents incorporated by reference in the Registration Statement and the Final Prospectus, at the time such documents were filed with the Commission (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                           (vi)  while  such   counsel  has  not   independently
                  verified, and is not passing upon or assuming responsibility for, the accuracy, completeness or fairness of the statements or representations contained in the Registration Statement or Final Prospectus, no facts have come to the attention of such counsel which would lead such counsel to believe that either
                  (A) at the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements, schedules and other financial and statistical information contained therein as to which such counsel need express no belief) or (B) the Final Prospectus, at the date it was filed with the



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                                                                              11

                  Commission pursuant to Rule 424(b) and at the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial and statistical information contained therein as to which such counsel need express no belief);

                           (vii)  this  Agreement  has  been  duly   authorized,
                  executed and delivered by the Company;

                           (viii) to the best knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the
                  Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                           (ix) neither the execution and delivery of the Indenture, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfill ment of the terms hereof (a) will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or (b) the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                  (c) The Underwriters shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the President or any Executive or Senior Vice President of the Company and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agree ments and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;



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                                                                              13

                           (ii) no stop order  suspending the  effectiveness  of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threat ened; and

                           (iii) since the date of the most recent finan cial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or proper ties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (e) At the Closing Date, Ernst & Young LLP shall have furnished to the Underwriters a letter dated as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                           (i) in their opinion the audited consolidated financial statements and financial statement schedule included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; a reading of the minutes of the meetings of the stockholders, directors and executive, finance and audit committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who



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                                                                              14

                  have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention that caused them to believe that:

                                    (1)  any  unaudited   financial   statements
                           included or incorporated in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; and

                                    (2) with respect to the period subsequent to
                           September 30, 1997, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the common stock of the Company or any increases in long term debt of the Company and its subsidiaries or any decreases in the shareowners' equity or working capital of the Company and its subsidiaries as compared with the amounts shown on the September 30, 1997 consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the period from October 1, 1997 to such specified date there were any decreases, as compared with the corresponding period during the preceding year, in total operating revenues, operating income plus depreciation and amortization or operating income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters,

                           (iii) they have  performed  certain  other speci fied
                  procedures as a result of which they deter mined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including the information included or incorporated in Item 7 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement
         (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration State ment (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                  (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (h) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obliga tions of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Under writer, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (i) made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, (ii) in respect of such part of the Registration Statement that constitutes the

Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (iii) in respect of the Final Prospectus relating to the sale of Securities to any person if the Final Prospectus shall have been amended or supplemented to correct such untrue statement or alleged untrue statement or omission or alleged omission and a copy of the Final Prospectus (exclusive of the documents incorporated therein) shall not have been given or sent to such person by or on behalf of any Underwriter with or prior to the written confirmation of the sale involved, unless, with respect to the delivery of the Final Prospectus as amended or supplemented, the untrue statement or alleged untrue statement or omission or alleged omission was not corrected in the Final Prospectus as so amended or supplemented at the time of such written confirmation. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the first paragraph on page S-2, the second and third sentences of the fifth paragraph under the heading "Underwriting" and the last paragraph under the heading "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, and you, as the Underwriters, confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified  party under this
Section 8 of notice of (i) the commencement of any action or (ii) the intention or threat to commence an action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement or intended or threatened commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses or is otherwise materially prejudiced by such failure and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such
counsel   shall  be   reasonably   satisfactory   to  the   indemnified   party.
Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indem nified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that the indemnifying party shall not, in respect of the legal fees and expenses of any indemnified party in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnified party, without the prior written consent of the indemnifying party, will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim or action) unless the indemnifying party fails to perform its obligations hereunder.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Under writers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such

Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each director (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Under writers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 8725 W. Higgins Road, Chicago, Illinois 60631-2702, attention Kevin C. Gallagher, Esq., Senior Vice President, General Counsel and Secretary.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  15. Actions of Underwriters. Any action required or permitted to be taken by the Underwriters hereunder may be taken by Salomon Brothers Inc, and the Company shall be entitled to act and rely upon any action so taken by Salomon Brothers Inc, as having been taken by the Underwriters.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated hereby.

                  If the foregoing is in accordance with your under standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,



                                       360 Communications Company
                                            /s/ Peter W. Chehayl
                                       By:
                                           Name:  Peter W. Chehayl
                                           Title: Vice President
                                                  and Treasurer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Salomon Brothers Inc
J.P. Morgan Securities Inc.
Lazard Freres & Co. LLC



By: Salomon Brothers Inc
         /s/ David M. Diwik
By:
    Name:  David M. Diwik
    Title: Managing Director

                                   SCHEDULE I




                                                               Principal Amount
Underwriters                                                       of Notes
------------                                                   ------------
Salomon Brothers Inc .........................................   $ 60,000,000
J.P. Morgan Securities Inc. . . . . .                              25,000,000
Lazard Freres & Co. LLC . . . . . . .                              15,000,000
                                                               --------------
          Total...............................................   $100,000,000

                                   SCHEDULE II

                       Certain Subsidiaries of the Company


Susquehanna Cellular Communications Limited Partnership
Virginia Metronet, Inc.
TeleSpectrum of Virginia, Inc.
360 Communications Company of Peoria
South Bend/Mishawaka MSA Limited Partnership
Toledo MSA Limited Partnership
Ohio RSA 6 Limited Partnership
Youngstown-Warren MSA Limited Partnership
Raleigh-Durham MSA Limited Partnership
360 Communications Company of North Carolina Limited Partnership
360 Communications Company of Hickory Limited Partnership
360 Communications Company of North Carolina No. 1
North Carolina RSA 6 Limited Partnership
TeleSpectrum, Inc.
Charleston-North  Charleston  MSA  Limited  Partnership
Greenville  MSA Limited Partnership
360 Communications  Company  of  New  Mexico
360 Communications Company of Nevada Limited Partnership
360 Communications Company  of Ohio No. 3
360 Communications  Company  of  Hickory  No. 1
Northeast Pennsylvania SMSA Limited Partnership
Cellular Plus LP

                                  SCHEDULE III

                   Certain Limited Partnerships of the Company


Chicago MSA Limited Partnership
GTE Mobilnet of South Texas Limited Partnership
Kansas City MSA Limited Partnership
New York MSA Limited Partnership
Orlando MSA Limited Partnership